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                                                                   EXHIBIT 23.11


                   [LETTERHEAD DONALDSON, LUFKIN & JENRETTE]

                                                  January 22, 1998


Board of Directors
Food 4 Less Holdings, Inc.
Compton, California



     We hereby consent to the inclusion of our opinion letter, dated November 6, 1997, to the Board of Directors of Food 4 Less Holdings, Inc. ("Food 4 Less") as an Annex to the Joint Proxy Statement/Prospectus of the Fred Meyer, Inc. ("Fred Meyer") Registration Statement on Form S-4 relating to the merger of Fred Meyer and Food 4 Less. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                                                  DONALDSON, LUFKIN & JENRETTE
                                                     SECURITIES CORPORATION


                                                  BY: /s/ MICHAEL CONNOLLY
                                                      --------------------
                                                  Name:  Michael Connolly
                                                  Title: Vice President